EXHIBIT 99.1
PRESIDENTIAL REALTY CORPORATION
180 SOUTH BROADWAY
WHITE PLAINS, NEW YORK 10605
914-948-1300
                                                    FOR IMMEDIATE RELEASE
                                                    White Plains, New York
                                                    April 7, 2005


Jeffrey Joseph, President of Presidential Realty Corporation, a real estate investment trust whose shares are traded on the American Stock Exchange (PDLA and PDLB), announced today that Presidential completed the sale of Fairlawn Gardens, a 112-unit garden apartment property in Martinsburg, West Virginia (the "Property") for a sales price of $3,500,000. The net cash proceeds of sale, after repayment of the outstanding principal balance of the first mortgage encumbering the Property, prepayment fees and other closing expenses were approximately $1,920,000. Prior to closing, the Company received $707,000 of insurance proceeds resulting from fire damage to sixteen apartments at the property and applied those insurance proceeds to pay down a portion of the outstanding balance of the first mortgage. Presidential will recognize a gain for financial reporting purposes from this transaction of approximately $2,330,000 and a gain for tax purposes of approximately $2,300,000. However, Presidential expects to defer the gain for federal income tax purposes pursuant to the provisions of Section 1031 or 1033 of the Internal Revenue Code, although no assurances can be given that Presidential will be able to find a suitable exchange property to complete the tax deferred exchange.



Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential and commercial properties; interest rate levels; the availability of financing and other risks associated with the development and acquisition of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-KSB. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.


For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number